UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2021

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 248 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, the Compensation Committee (the “Committee”) of Skyline Champion Corporation (the “Company”) approved the following increases in compensation for certain officers, effective July 26, 2021:

Base Salary Increases.

The Committee approved the following base salary increases:

Name and Title	Former Salary	Base Salary as of July 26, 2021
Mark Yost, President & Chief Executive Officer	$600,000	$710,000
Laurie Hough, Executive Vice President, Chief Financial Officer and Treasurer	$425,000	$475,000
Joseph Kimmell, Executive Vice President, Operations	$350,000	$375,000
Wade Lyall, Executive Vice President, Sales and Business Development	$350,000	$375,000
Robert Spence, Senior Vice Present, General Counsel and Secretary	$325,000	$350,000
Timothy Burkhardt, Vice President and Controller	$250,000	$280,000

Short Term Incentive Cash Compensation

The Committee approved an increase in the annual incentive target percentage of the short term incentive cash compensation for certain officers. Ms. Hough and Messrs. Kimmell, Timothy Larson (Chief Growth Officer), Lyall and Spence were all increased from 75% to 80%, and Mr. Burkhardt was increased from 50% to 70%.

Long-Term Equity Incentive Compensation

The Company has an existing 2018 Long Term Equity Incentive Plan (the “Plan”). The Committee approved increases in the targeted combined grant date fair value of the equity awards for certain officers as follows:

Name and Title	Former Target Value	Target Value
Mark Yost, President & Chief Executive Officer	$1,350,000	$3,600,000
Laurie Hough, Executive Vice President, Chief Financial Officer and Treasurer	$637,500	$1,250,000
Joseph Kimmell, Executive Vice President, Operations	$350,000	$900,000
Wade Lyall, Executive Vice President, Sales and Business Development	$350,000	$900,000
Robert Spence, Senior Vice Present, General Counsel and Secretary	$325,000	$675,000
Timothy Burkhardt, Vice President and Controller	$250,000	$575,000

The Target Value of each equity award will be converted into a mix of performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“RSUs”). Each PRSU and RSU represents a contractual right to receive one share of the Company’s common stock upon vesting and settlement of the PRSU or RSU (as applicable). An explanation of the Plan and the individual awards is included in the Company’s 2021 Form DEF 14A Proxy Statement filed June 22, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1:  Shareholders elected each nominee for director, each to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Vote
Keith Anderson	50,740,799	- 0 -	182,279	1,578,557
Michael Berman	49,507,908	- 0 -	1,415,170	1,578,557
Timothy Bernlohr	47,613,017	- 0 -	3,310,060	1,578,557
Eddie Capel	50,641,743	- 0 -	281,335	1,578,557
John C. Firth	48,758,354	- 0 -	2,164,724	1,578,557
Michael Kaufman	49,252,849	- 0 -	1,670,229	1,578,557
Erin Mulligan Nelson	50,755,624	- 0 -	167,453	1,578,557
Gary E. Robinette	50,709,945	- 0 -	213,133	1,578,557
Mark Yost	50,744,294	- 0 -	178,784	1,578,557

Proposal 2: Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2022:

For	Against	Abstaining
51,918,060	180,876	402,698

Proposal 3: Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2021, as disclosed under the heading “Executive Compensation” in the Company’s 2021 Proxy Statement:

For	Against	Abstain	Broker Non-Vote
49,368,155	1,152,566	402,356	1,578,557

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYLINE CHAMPION CORPORATION

Date:	August 6, 2021	By:	/s/ Robert Spence
Robert Spence Vice President, General Counsel and Secretary